UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 10, 2009

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, the sole member of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (the “General Partner”), elected Mr. Michael E. Bock as a member of the board of directors of the General Partner and to serve as a member of the audit and conflicts committees of the board of directors of the General Partner.  Mr. Bock was granted 12,000 phantom units pursuant to the terms of the Cheniere Energy Partners, L.P. Long-Term Incentive Plan.  In addition, annually on the anniversary of the date of grant, he will receive an additional 3,000 phantom units.  Vesting will occur for one-fourth of the phantom units on each anniversary of the date of grant beginning on the first anniversary of the date of grant.  Upon vesting, the phantom units will be payable in cash in an amount equal to the fair market value of a partnership unit of Cheniere Energy Partners, L.P.  In addition, Mr. Bock will receive an annual payment of $50,000 for services as a director of the General Partner as well as an annual payment of $15,000 for serving as a member of the audit committee of the board of directors of the General Partner.

Item 8.01     Other Events.

On June 11, 2009, Cheniere Energy Partners, L.P. issued a press release regarding the election of Mr. Bock as a new director, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

d)  Exhibits

Exhibit
Number              Description

 99.1                     Press Release, dated June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

		By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date:	June 11, 2009	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number              Description

99.1                      Press Release, dated June 11, 2009.*

____________

*Filed herewith